SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                December 19, 2007
                                -----------------
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



    Pennsylvania                      0-12870             23-2288763
    -------------                     -------             ----------
(State or other jurisdiction of     (Commission          (I.R.S. Employer
         incorporation)              File Number)        Identification No.)



                9 North High Street, West Chester, Pennsylvania
                ------------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                 --------------
              (Registrant's telephone number, including area code)



                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

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Item 1.01.  Entry into a Material Definitive Agreement.

On December 19, 2007, First National Bank of Chester County (a wholly-owned subsidiary of First Chester County Corporation) entered into a lease agreement commencing on January 1, 2008, with Downingtown Medical Building Associates, an affiliate of John Ciccarone, a Director of the Corporation. The agreement is for the lease of building space in Downingtown, Pennsylvania for a term of three years and provides for rent payments of approximately $39 thousand per year. The lease agreement also provides the tenant with two optional five year renewal periods with rent payments of approximately $42 thousand per year for the first renewal period and approximately $48 thousand per year for the second renewal period. First National Bank of Chester County plans to utilize the space for a full service branch at this location.




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 26, 2007                     FIRST CHESTER COUNTY CORPORATION


                                            By:       /s/ John Balzarini
                                                      ------------------
                                            Name:       John Balzarini
                                            Title:  Chief Financial Officer

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